UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2013

(Date of Report/Date of earliest event reported)

BANK MUTUAL CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	000-31207	39-2004336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address and zip code of principal executive offices)

(414) 354-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, Michael T. Crowley Jr., Chairman and Chief Executive Officer of Bank Mutual Corporation (the “Company”), notified the Company's Board of Directors that he intends to retire as Chief Executive Officer of the Company and its bank subsidiary, Bank Mutual (the "Bank"), on or about July 1, 2013. Mr. Crowley Jr. will continue to serve as a member of the Boards of the Company and the Bank, and continue as Chairman of the Company and the Bank, which will no longer be considered an executive officer position. Consequently, on February 19, 2013, the Company's Board elected David A. Baumgarten, currently President of the Company, to serve as President and Chief Executive Officer of the Company upon the effective date of Mr. Crowley Jr.’s retirement. Mr. Baumgarten will also continue to serve as a member of the Company’s Board, and will also become Chief Executive Officer of the Bank along with being its President and a director.

Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Baumgarten, age 62, served as President of the Company and the Bank since 2010. Prior to that time, Mr. Baumgarten served as Executive Vice President – Regional Banking of Associated Banc-Corp, a bank holding company incorporated in Wisconsin, and its bank subsidiary, Associated Bank, National Association.

Because Mr. Baumgarten is currently an executive officer of the Company, and one of its “named executive officers,” information as to his compensation and the terms of his employment is included in the Company’s definitive proxy statement for its 2012 annual meeting of shareholders (the “2012 Proxy Statement”). No changes to Mr. Baumgarten's compensation (whose salary for fiscal 2013 was previously set at $600,000) or employment agreement are being made at this time as a result of his election as Chief Executive Officer. Also, in connection with and effective upon his retirement as Chief Executive Officer, Mr. Crowley Jr.’s employment agreement will terminate other than in respect of post-retirement obligations, Mr. Crowley will begin receiving retirement benefits in accordance with the Company's various plans and arrangements, and he will receive fees as a non-employee director in accordance with Company policy. Further information as to Mr. Baumgarten’s and Mr. Crowley Jr.’s historical compensation and the terms of their employment with the Company is included under the caption “Executive Compensation” in the 2012 Proxy Statement and is incorporated herein by reference.

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2013	BANK MUTUAL CORPORATION
(Registrant)

	By:	/s/ Michael W. Dosland
Michael W. Dosland Senior Vice President and Chief Financial Officer

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